Exhibit 10.21
AGREEMENT REGARDING LEASEHOLD MORTGAGES AND LANDLORD’S PURCHASE OPTION
     THIS AGREEMENT REGARDING LEASEHOLD MORTGAGES AND LANDLORD’S PURCHASE OPTION (this “Agreement”) is entered into as of the 1st day of November, 2006, between and among FIGRYANH LLC, FIGRYANH-1 LLC, FIGRYANH-2 LLC, FIGRYANH-3 LLC, FIGRYANH-4 LLC, FIGRYANH-5 LLC, FIGRYANH-6 LLC, FIGRYANH-7 LLC, FIGRYANH-8 LLC, FIGRYANH-9 LLC, FIGRYANH-10 LLC, FIGRYANH-11 LLC, FIGRYANH-12 LLC, FIGRYANH-13 LLC, FIGRYANH-14 LLC, FIGRYANH-15 LLC, FIGRYANH-16 LLC, each a Delaware limited liability company (collectively, the “Hold Landlord”), and FIGRYANF LLC, a Delaware limited liability company (“FIGRYANF”), each with an office at c/o Drawbridge Special Opportunities Fund LP, 1345 Avenues of the Americas, 46th Floor, New York, NY 10105 (collectively, “Landlord”), and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, having an office at 11 Madison Avenue, New York, New York 10010 (collectively with its successors, assigns and designees, “Leasehold Mortgagee”) as Collateral Agent for the Secured Parties (as such terms are defined below), and solely for the purpose of Section 14 hereof, German American Capital Corporation, a Maryland corporation (“Fee Mortgagee”), with reference to the following:
     A. Hold Landlord and FIGRYANF have each entered into a separate Master Land and Building Lease dated of even date herewith (collectively, the “Leases” and each individually a “Lease”) with one or more of the following entities: Fire Mountain Restaurants, LLC, a Delaware limited liability company, Ryan’s Restaurant Group, Inc., a South Carolina corporation, Hometown Buffet, Inc., a Minnesota corporation, and OCB Restaurant Company, LLC, a Minnesota limited liability company (individually and collectively, “Tenant”) pursuant to which Landlord has leased to Tenant certain Demised Properties on which Tenant intends to operate certain restaurant facilities as more particularly described therein. Any capitalized term used in this Agreement but not defined in this Agreement has the collective meaning given to such term in the Leases (except where this Agreement specifically refers to such term as it relates to a specific Lease).
     B. Reference is made to (i) the Credit Agreement dated as of even date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Buffets, Inc. (“Borrower”), Buffets Holdings, Inc. (“Holdings”), the lenders from time to time party thereto (“Lenders”), including, inter alia, Credit Suisse as administrative agent (“Administrative Agent”) for the Lenders, collateral agent (“Collateral Agent”) for the Secured Parties, swingline lender (the “Swingline Lender”) and an issuing bank (“Issuing Bank”) with respect to any letters of credit (“Letters of Credit”) issued pursuant to the terms of the Credit Agreement and (ii) the Guarantee and Collateral Agreement dated as of even date hereof (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) among Holdings, Borrower, the subsidiaries of Borrower identified therein and Credit Suisse. As used in this Agreement, “Secured Parties” has the meaning set forth in the Leasehold Mortgages (as defined below).
     C. Tenant is a wholly owned subsidiary of Borrower and will derive substantial benefit from the making of the loans and the issuance of the Letters of Credit under the Credit Agreement. In order to induce the making of such loans and the issuance of such Letters of Credit, Tenant has agreed to guarantee, among other things, the due and punctual payment and performance of all of the Obligations (as defined in the Guarantee and Collateral Agreement) of Borrower under the Credit Agreement, the Guarantee and Collateral Agreement and the other agreements entered into in connection therewith.
     D. The obligations of Lenders to make the loans under the Credit Agreement) and of Issuing Bank to issue the Letters of Credit are conditioned upon, among other things, the execution and delivery by Tenant of those certain instruments titled Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement, dated of even date herewith (collectively, “Leasehold Mortgages”) pledging Tenant’s interest in the leasehold estates created by the Leases (each a “Leasehold Estate” and collectively, “Leasehold Estates”).
     E. The Credit Agreement also requires the granting by Tenant of liens on and security interests in certain personal property (“Personal Property”) of Tenant and certain other parties, including, without limitation, the Restaurant Equipment, but not including, without limitation, any real property.
     F. Hold Landlord is financing the acquisition of certain Demised Properties in part with a loan from Fee Mortgagee, pursuant to that certain Loan and Security Agreement, dated of even date herewith, by and between Fee Mortgagee and Hold Landlord (“Loan Agreement”), and certain other “Loan Documents” (as defined in the Loan Agreement), which loan is secured in part by Hold Landlord’s interest in and to such Demised Properties.
     G. In order to facilitate the transactions being entered into concurrently herewith between and among Landlord, Fee Mortgagee, Tenant and Leasehold Mortgagee, the parties and other signatories hereto desire to confirm their agreements in connection therewith.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements herein contained, Landlord and Leasehold Mortgagee hereby agree as follows:
     1. Landlord’s Conditional Waiver of Lien. Subject to Landlord’s option to purchase the Restaurant Equipment as described in Section 4, below, and the terms of the

Leases, Landlord hereby waives, for so long as there remain any Obligations outstanding to any of the Secured Parties, any lien, interest, claim, right or title in the Personal Property, which Landlord now has or may hereafter acquire, either by statute, agreement or otherwise and agrees that the Personal Property shall not become part of the Demised Properties as long as such Personal Property do not become fixtures pursuant to applicable law (unless the same is Restaurant Equipment); provided, however, that (a) at the time that the Obligations are no longer outstanding; or (b) the liens against the Personal Property under the Credit Agreement are released by the applicable parties thereunder, such waiver by Landlord shall no longer be of any force or effect.
     2. Landlord’s Consent to Leasehold Mortgages. Leasehold Mortgagee shall not record any Leasehold Mortgages against any Demised Properties except as provided in this Section. Landlord hereby consents to Tenant’s granting, and Leasehold Mortgagee’s recording, the Leasehold Mortgages, provided that such Leasehold Mortgages encumbering Demised Properties under the Lease with Hold Landlord are and shall be recorded subsequent to the recording of any Fee Mortgage given by Hold Landlord to Fee Mortgagee (provided that Tenant may grant to Leasehold Mortgagee, and Leasehold Mortgagee may record, Leasehold Mortgages at any time following the twenty fifth (25th) day after the date of this Agreement (even if Fee Mortgages have not yet been recorded against the applicable Demised Properties), so long as all the Leasehold Mortgages contain language of subordination to the Fee Mortgages reasonably acceptable to Hold Landlord and Fee Mortgagee). Leasehold Mortgagee hereby agrees that it shall only have the right to maintain Leasehold Mortgages on all, but not less than all, of the Leasehold Estates covered by a Lease, and to pursue foreclosure or deed in lieu thereof regarding all, but not less than all, of the Leasehold Estates covered by a Lease; provided that Leasehold Mortgagee shall not be deemed in breach of the foregoing if Leasehold Mortgagee is diligently pursuing foreclosure regarding all Leasehold Estates covered by a Lease simultaneously, but is prevented from actually taking title to all such Leasehold Estates simultaneously because of variations in applicable state laws and foreclosure processes; provided further that Leasehold Mortgagee shall be obligated to pay all Rent under the applicable Lease from and after it takes title to any Leasehold Estate applicable to any Demised Property under that Lease (and to perform any and all other covenants under such Lease regarding any Demised Property as to which Leasehold Mortgagee does take title to the Leasehold Estate applicable thereto). Leasehold Mortgagee agrees that if Leasehold Mortgagee takes title to any Leasehold Estate, Leasehold Mortgagee will do so subject to the terms and conditions of the applicable Lease and this Agreement. If Leasehold Mortgagee breaches its covenants contained in this Section, then in addition to any other remedies of Landlord at law or in equity regarding such breach, Landlord shall not be required to fulfill any of its obligations under this Agreement, all such obligations being null and void, but Leasehold Mortgagee shall remain obligated in all respects hereunder.
     3. Leasehold Mortgagee Protections; New Lease.

          (a) Without limiting Landlord’s right to terminate any Lease upon an Event of Default (subject to subsection 3(c), below), Landlord shall not agree to any mutual termination, accept any surrender of any Lease (except upon the expiration of the applicable Lease Term) or enter into any material amendment or material modification of any Lease, in each case without the prior written consent of Leasehold Mortgagee, which shall not be unreasonably withheld, conditioned or delayed.
          (b) Leasehold Mortgagee shall have the right, but not the obligation, at any time prior to termination of any Lease, to pay any and all of the Rent due under such Lease, to provide any insurance, to pay any fees, expenses, taxes and/or other payments due from Tenant under such Lease, to make any repairs and improvements, do any other act or thing required of Tenant under such Lease, and to do any act or thing which may be necessary and proper to be done in the performance and observance of the covenants, conditions and agreements contained in such Lease to prevent the termination of such Lease, in each case subject to the express terms and conditions of such Lease. All payments so made and all things so done and performed by Leasehold Mortgagee shall be as effective to prevent a termination of such Lease as the same would have been if made, done and performed by Tenant instead of by Leasehold Mortgagee. In addition, subject to the terms and conditions of the Leases, Leasehold Mortgagee shall have the right, but not the obligation, to extend or to renew any Lease on behalf of Tenant for any extension or renewal term provided in such Lease, subject to the terms and conditions contained in such Lease.
          (c) Should any Event of Default occur other than an Event of Default resulting from the failure of Tenant (or Leasehold Mortgagee) to pay all Rent as and when due under a Lease (a “Nonmonetary EOD”), Landlord will not terminate such Lease as a result of such Nonmonetary EOD if (i) Tenant or Leasehold Mortgagee fully pays all Rent as and when due under such Lease, (ii) such Nonmonetary EOD would not reasonably be expected to materially impair the value, use, operation, marketability or financeability of any Demised Property (as reasonably determined by Landlord) under such Lease; (iii) Leasehold Mortgagee shall have commenced to fully remedy the condition giving rise to such Nonmonetary EOD and shall be diligently and continuously prosecuting any such remedy to completion, all in Landlord’s reasonable discretion, and (iv) Leasehold Mortgagee shall have commenced the process necessary to secure the approvals required for it to exercise its remedies and cause all Leasehold Estates under such Lease to be sold, foreclosure or other appropriate proceedings in the nature thereof or in lieu thereof, and shall be diligently and continuously prosecuting any such proceedings to completion, all in Landlord’s reasonable discretion (and shall have delivered notice and information regarding any of the foregoing to Landlord as described in the last sentence of Section 8). Upon any such transfer of the Leasehold Estates pursuant to the Leasehold Mortgages, the transferee shall be obligated to promptly commence and diligently pursue to completion the cure of any remaining defaults under such Lease which are susceptible of cure by any party other than the original Tenant within the applicable cure periods set forth in such Lease (with such cure periods being deemed to commence as to such transferee upon the date of such transfer, without any additional notice from Landlord (whether or not notice is otherwise required under the Lease for such cure periods to commence)) and any failure to do so shall be an Event of Default by such transferee under such Lease. Subject to subsection 3(d), below, if the transfer of the Leasehold Estates under such Lease pursuant to the Leasehold Mortgages has not occurred within two hundred seventy (270) days after the occurrence of the applicable Nonmonetary EOD, then Landlord may terminate such Lease at any time thereafter, up to the date when such transfer of the Leasehold Estate actually occurs.
          (d) If, as the result of any process, injunction or stay issued by any court of competent jurisdiction, or by reason of any action by any court having jurisdiction of, or any automatic stay resulting from, any bankruptcy, debtor rehabilitation or insolvency proceedings involving Tenant, Leasehold Mortgagee is prohibited or prevented from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof, the times specified in subsection 3(c) above, for commencing or prosecuting such foreclosure or other proceedings shall be extended for the period of such prohibition; provided that such extension is expressly conditioned upon Tenant or Leasehold Mortgagee fully paying all Rent as and when due under the applicable Lease within such time periods, notwithstanding any such process, injunction, stay, action or bankruptcy, insolvency or debtor rehabilitation proceedings.
          (e) Should Landlord terminate any Lease by reason of any Event of Default by Tenant under such Lease, Landlord shall deliver a written notice to Leasehold Mortgagee regarding same (the “Termination Notice”). Leasehold Mortgagee may elect, at its sole option, by delivering written notice (the “New Lease Notice”) to Landlord within thirty (30) days after delivery of the Termination Notice to Leasehold Mortgagee, to enter into a new lease (“New Lease”) of all, but not less than all, the Demised Properties under such Lease to any Qualified Entity designated by Leasehold Mortgagee and reasonably consented to by Landlord and its lenders (the “New Tenant”), for the remainder of the term of such Lease with the same covenants, conditions and agreements as are contained in such Lease. As used herein, “Qualified Entity” means an entity (x) with a Chief Executive Officer and Chief Operating Officer (and other officers reasonably determined by Landlord to be directly involved in the management and operation of the restaurants at the Demised Properties covered by such Lease) who each has not less than ten (10) years’ experience in the management and operation of restaurants similar to those operated at the Demised Properties covered by such Lease, including without limitation not less than five (5) years’ experience with buffet-style restaurants, and (y) with a tangible net worth of not less than $50,000,000. If Leasehold Mortgagee fails to deliver the New Lease Notice within such thirty (30) day period, Leasehold Mortgagee shall be deemed to have waived its option to enter into such New Lease.

Within ten (10) days after delivery of the New Lease Notice, Landlord shall prepare the New Lease and deliver it to Leasehold Mortgagee, and within ten (10) days after delivery of the New Lease to Leasehold Mortgagee, both Leasehold Mortgagee and Landlord shall execute and deliver same; provided however that Landlord’s execution and delivery of such New Lease shall be made without representation or warranty of any kind or nature whatsoever, either express or implied, including, without limitation, any representation or warranty regarding title to the Demised Properties covered by the New Lease or any portion thereof, the priority of such New Lease, or any continuing rights of Tenant under or regarding such Lease. If Leasehold Mortgagee fails to execute and deliver the New Lease within such ten (10) day period, Leasehold Mortgagee shall be deemed to have waived its option to enter into the New Lease. Upon execution and delivery of such New Lease, New Tenant, at its sole cost and expense, shall be responsible for taking such action as shall be necessary to cancel and discharge such Lease and to remove Tenant and any other occupant from the applicable Demised Properties. Landlord’s obligation to enter into such New Lease of such Demised Properties with New Tenant shall be conditioned upon all of the following: (i) Leasehold Mortgagee or such New Tenant shall have paid in full all Rent then due and owing under such Lease, and shall have remedied and cured or commenced and be diligently completing the cure of all nonmonetary defaults of Tenant susceptible of cure by any party other than by the original Tenant and (ii) Leasehold Mortgagee or New Tenant shall pay all costs and expenses of Landlord, including, without limitation, reasonable attorneys’ fees, real property transfer taxes and any escrow fees and recording charges, incurred in connection with the preparation and execution of such New Lease and any conveyances related thereto. Upon the execution of any such New Lease, New Tenant and/or subtenants shall be obligated to continue to diligently pursue to completion the cure of any remaining defaults under the Lease which are susceptible of cure by any party other than the original Tenant.
     4. Landlord’s Purchase Option Regarding Restaurant Equipment. Subject to the terms of this Section, and Tenant’s rights under the Leases, following any Event of Default or expiration of a Lease (including, without limitation, the nonrenewal of a Lease), Landlord shall have the option to purchase any or all the Restaurant Equipment covered by such Lease for Fair Market Value (as hereinafter defined). Notwithstanding the foregoing, Landlord shall not have the right to exercise such option if Leasehold Mortgagee has (x) commenced and is diligently pursuing foreclosure under all the Leasehold Mortgages applicable to such Lease and/or has taken title to the Leasehold Estates subject to such Lease, whether through foreclosure, deed in lieu thereof or otherwise, or (y) entered into a New Lease with Landlord regarding the applicable Demised Properties; provided that regardless of whether the events in clause (x) of this sentence have commenced and are occurring, Landlord shall have the right to exercise such option at any time after receiving an Entry Notice as described in Section 5. Leasehold Mortgagee shall cause all Restaurant Equipment to be unencumbered by any security interest or other interest of Leasehold Mortgagee or any other Secured Parties at the time it is delivered to

Landlord. Landlord may exercise such option by delivering written notice thereof to Leasehold Mortgagee (the date such notice is delivered is referred to herein as the “Notice Date”). After the Notice Date, Landlord and Leasehold Mortgagee shall attempt for a ten (10) day period (the “Discussion Period”) to agree on the fair market value of such Restaurant Equipment (the “Fair Market Value”). If Landlord and Leasehold Mortgagee do not agree, in writing, as to the Fair Market Value within the Discussion Period, Fair Market Value shall be determined by the following procedure:
          (a) Submission of Fair Market Value. Within fifteen (15) days after the last date of the Discussion Period (the last day of such fifteen (15) day period is referred to herein as the “Calculation Date”), each of Landlord and Leasehold Mortgagee shall deliver to the other party its calculation of the Fair Market Value of such Restaurant Equipment. If either party (a “Failing Party”) fails to deliver its calculation to the other party on or before the Calculation Date, but the other party delivers its calculation to the Failing Party on or before the Calculation Date, such other party’s calculation shall be binding on both parties and shall be the price paid by Landlord to Leasehold Mortgagee in exchange for such Restaurant Equipment, and the arbitration shall be deemed concluded.
          (b) Appointment and Qualifications of Appraisers. Provided the arbitration is not deemed concluded pursuant to subsection 4(a), within thirty (30) days after the Calculation Date, Landlord and Leasehold Mortgagee shall each appoint one licensed equipment appraiser who has been active over the previous ten-year (10-year) period in the appraisal of restaurant equipment (each such appraiser chosen pursuant to this subsection 4(b), an “Appraiser”). Each of Landlord and Leasehold Mortgagee shall notify the other party, in writing, of its Appraiser (and the business address thereof) within two (2) business days after the appointment thereof (collectively, the “Appraiser Appointment Notices”). Each of Landlord and Leasehold Mortgagee agree that any Appraiser may be (but is not required to be) an appraiser who assisted either party in determining such party’s calculation of the Fair Market Value of such Restaurant Equipment pursuant to subsection 4(a), above.
          (c) Appointment of Third Appraiser. If each party appoints an Appraiser and notifies the other party in accordance with subsection 4(b), above, then the two (2) Appraisers shall, within ten (10) days after delivery of the later of the two Appraiser Appointment Notices, agree on and appoint a third Appraiser (who shall be a licensed real estate appraiser with all other qualifications for the initial two Appraisers chosen by the parties as set forth in subsection 4(b), above) and provide prompt written notice to Landlord and Leasehold Mortgagee of such third Appraiser and the business address thereof. If the two (2) Appraisers fail to agree on and appoint a third Appraiser within such ten (10) day period, then either party may elect to have the third Appraiser selected by the American Arbitration Association or any successor thereto (“AAA”) by delivering written notice thereof to the other party. In such event, the electing party shall petition the AAA (with a copy to the other party) to so determine the third Appraiser and the parties shall cooperate reasonably with each other and the AAA (including, without limitation, by responding promptly to any requests for information made by the AAA) in connection with such determination. The decision of the AAA shall be final and conclusive as to the identity of the third Appraiser. If any fees of the third Appraiser or the AAA are required to be paid in advance (prior to the completion of the arbitration procedure described in this Section) in order for such Appraiser, or the AAA, as the case may be, to commence or continue its work in connection with the arbitration described in this Section, each party shall promptly pay one-half of such fees as and when due, and if either Landlord or Leasehold Mortgagee fails to pay its one-half share of any such fees as and when due (such party, the “Delinquent Party”), and the other party does pay its one-half share of any such fees as and when due, then if the Delinquent Party fails to pay its one-half share of all such fees within ten (10) days after written notice from the other party, such other party’s calculation of the Fair Market Value described in subsection 4(a) shall be binding on both parties and shall be the price paid by Landlord to Leasehold Mortgagee in exchange for such Restaurant Equipment, and the arbitration shall be deemed concluded.
          (d) Appraisers’ Decision. Provided the arbitration is not previously deemed concluded pursuant to subsection 4(c), within thirty (30) days after the appointment of the third Appraiser, each of the three (3) Appraisers shall decide whether the Fair Market Value of such Restaurant Equipment as proposed by Landlord or Leasehold Mortgagee pursuant to subsection 4(a), above, is closer to the Fair Market Value of such Restaurant Equipment as determined by each such Appraiser. The decision of the majority of the three (3) Appraisers shall be binding on Landlord and Leasehold Mortgagee (subject to subsection 4(e), below). The determination of each Appraiser shall be limited to the sole issue of, and each Appraiser shall have neither the right nor the power to determine any issue other than, whether the Fair Market Value of such Restaurant Equipment as proposed by Landlord or Leasehold Mortgagee pursuant to subsection 4(a), above, is closer to the actual Fair Market Value of such Restaurant Equipment as determined by each such Appraiser. The Fair Market Value as proposed by Landlord or Leasehold Mortgagee that is determined by the majority of the Appraisers to be closer to the actual Fair Market Value of such Restaurant Equipment shall be the price paid by Landlord to Leasehold Mortgagee in exchange for such Restaurant Equipment.
          (e) If Only One Appraiser Is Appointed. Provided the arbitration is not previously deemed concluded pursuant to subsection 4(a) or subsection 4(c), if either Landlord or Leasehold Mortgagee fails to appoint an Appraiser within thirty (30) days after the Calculation Date or fails to deliver an Appraiser Appointment Notice in accordance with subsection 4(b), above, and the other party does appoint an Appraiser within such thirty (30) day period and delivers an Appraiser Appointment Notice in accordance with subsection 4(b), above, then the Appraiser timely appointed by such other party shall reach a decision regarding whether the Fair Market Value of such Restaurant Equipment as proposed by Landlord or Leasehold Mortgagee pursuant to subsection 4(a), above, is closer to the actual Fair

Market Value of such Restaurant Equipment as determined by each such Appraiser, and notify Landlord and Leasehold Mortgagee of that decision within thirty (30) days after such Appraiser’s appointment. In such event, such Appraiser’s decision shall be binding on Landlord and Leasehold Mortgagee, and the Fair Market Value as proposed by Landlord or Leasehold Mortgagee that is determined by such Appraiser to be closer to the actual Fair Market Value of such Restaurant Equipment shall be the price paid by Landlord to Leasehold Mortgagee in exchange for such Restaurant Equipment.
          (f) Cost of Arbitration. If the Appraisers (or Appraiser, pursuant to subsection 4(e), above) determine that Leasehold Mortgagee’s proposed Fair Market Value of such Restaurant Equipment is closer to the actual Fair Market Value of such Restaurant Equipment, then Landlord shall be deemed the “Losing Party” and Leasehold Mortgagee shall be deemed the “Prevailing Party.” If the Appraisers (or Appraiser, pursuant to subsection 4(e), above) determine that Landlord’s proposed Fair Market Value of such Restaurant Equipment is closer to the actual Fair Market Value of such Restaurant Equipment, then Leasehold Mortgagee shall be deemed the “Losing Party” and Landlord shall be deemed the “Prevailing Party.” In addition, in the event the arbitration is deemed concluded due to a Failing Party not timely delivering its calculation of Fair Market Value as described in subsection 4(a), or a Delinquent Party failing to pay its share of fees after written notice as described in subsection 4(c), such Failing Party or Delinquent Party (as the case may be) shall be deemed the “Losing Party” and the party that is not the Failing Party or Delinquent Party shall be deemed the “Prevailing Party.” Each party shall initially pay the fees and expenses of its legal counsel, appointed appraiser, appraisals, one-half of the fees of the third appraiser, and one-half the fees of the AAA (if applicable), provided, however, that the Losing Party shall be obligated to reimburse the Prevailing Party for all costs of the arbitration paid by the Prevailing Party promptly upon the completion of the arbitration procedure described in this Section (including without limitation fees and expenses of the Prevailing Party’s legal counsel, appointed appraiser, appraisals, and its one-half share of the fees of the third appraiser, and the AAA (if applicable)).
     5. Entry Notice from Leasehold Mortgagee to Landlord. Subject to this Section, without limiting Leasehold Mortgagee’s rights (x) to commence and diligently pursue foreclosure under all the Leasehold Mortgages regarding any Lease and/or to take title to all the Leasehold Estates subject to such Lease, whether through foreclosure, deed in lieu thereof, or otherwise, and (y) enter into a New Lease with Landlord regarding the Demised Properties covered by a Lease as provided herein, Leasehold Mortgagee hereby agrees that Leasehold Mortgagee shall not enter upon any Demised Properties to remove any Personal Property therefrom unless: (a) Leasehold Mortgagee delivers to Landlord a notice stating Leasehold Mortgagee’s intention to remove any Personal Property and representing that Leasehold Mortgagee has the right to do so pursuant to a default (after any applicable notice and cure periods) under the Credit Agreement and/or Guarantee and Collateral Agreement (such notice, the “Entry Notice”); (b) Leasehold Mortgagee’s rights to enter upon the applicable Demised Properties as described above shall commence fifteen (15) days after delivery to Landlord of the Entry Notice (the last day of such fifteen (15) day period, the “Entry Commencement Date”) and shall expire forty-five (45) days after the Entry Commencement Date (such forty-five (45) day period, the “Entry Period”); (c) any entry by Leasehold Mortgagee upon any Demised Properties shall be in strict compliance with the terms of the Credit Agreement, the Guarantee and Collateral Agreement, the Leasehold Mortgages, and such Lease, as applicable; (d) Leasehold Mortgagee shall repair promptly, or cause to be repaired promptly, any damage to the Demised Properties caused by any such removal of the Personal Property (or any inspection thereof undertaken by Leasehold Mortgagee) and shall leave the applicable Demised Properties in broom clean condition; (e) any Personal Property remaining at the Demised Properties after the expiration of the Entry Period shall be deemed abandoned by Leasehold Mortgagee (and all Secured Parties) and shall become the sole property of Landlord, free and clear of any security interest or other interest of Leasehold Mortgagee or any Secured Party; and (f) Leasehold Mortgagee shall pay to Landlord prior to any entry upon the Demised Properties all Rent under the applicable Lease during the Entry Period (or, if such Lease has been terminated, all Rent that would have been applicable under such Lease during such period if such Lease were still in effect), including all Base Rent under such Lease and an amount of Additional Rent under such Lease reasonably determined by Landlord to be applicable to the Entry Period. If Leasehold Mortgagee timely delivers the Entry Notice and prior to the expiration of the Entry Period Tenant files, or any creditor or other person shall file against Tenant, any petition in bankruptcy under the Bankruptcy Code of the United States of America and a result of any such filing an order of stay is issued with respect to Tenant, the Credit Agreement, the Guarantee and Collateral Agreement and/or such Lease by the applicable bankruptcy court (a “Stay”), then provided that (i) Leasehold Mortgagee diligently takes all reasonable steps to have the Stay lifted by the applicable court as promptly as practicable, (ii) Leasehold Mortgagee has during any portion of the Entry Period occurring prior to the Stay taken all reasonable and diligent action to remove the Personal Property from the applicable Demised Properties; and (iii) Leasehold Mortgagee pays all Rent that would have been applicable under such Lease during such period if such Lease were still in effect), including all Base Rent under such Lease and an amount of Additional Rent under such Lease reasonably determined by Landlord to be applicable to such period, then the Entry Period shall be deemed tolled for the period the Stay is in effect (such that Leasehold Mortgagee shall have a total of thirty (30) days to remove the Personal Property from the applicable Demised Properties following delivery of the Entry Notice described above, not including any days where the Stay is in effect). Notwithstanding the foregoing, Leasehold Mortgagee acknowledges that it shall have no right to enter upon, or remain upon, any of the Demised Properties to remove any Personal Property from and after (1) the Notice Date whereupon Landlord exercises its option to purchase certain Restaurant Equipment under the applicable Lease as described in Section 4 (whether the Notice

Date occurs before or during any Entry Period; provided that if Landlord exercises such option during the Entry Period, Landlord shall refund to Leasehold Mortgagee an equitable portion of the amounts prepaid by Leasehold Mortgagee to Landlord pursuant to subsections 5(f) and 5(iii), above); or (2) from and after the delivery by Leasehold Mortgagee to Landlord of any Waiver Notice as described in Section 7.
     6. Notice from Landlord to Leasehold Mortgagee.
          (a) Landlord shall have the right (but not the obligation), upon any Event of Default under a Lease where (i) such Lease has been terminated, (ii) Leasehold Mortgagee has not elected to enter into a New Lease as described in subsection 3(e), and (iii) Landlord has not exercised its option to purchase the applicable Restaurant Equipment as described in Section 4, to deliver to Leasehold Mortgagee a written notice requesting that Leasehold Mortgagee remove, or cause the removal of, all Personal Property at the Demised Properties previously covered by such Lease (the “Request Notice”).
          (b) If within fifteen (15) days after delivery of the Request Notice (the “Removal Notice Period”) Leasehold Mortgagee delivers a written notice to Landlord stating Leasehold Mortgagee’s intention to remove, or cause the removal of, Personal Property from the applicable Demised Properties (such notice, a “Removal Notice”), then Leasehold Mortgagee shall have the right to enter upon such Demised Properties until the thirtieth (30th) day following delivery of such notice to Landlord (such thirty (30) day period, the “Request Entry Period”) to remove all Personal Property at such Demised Properties, provided that (i) any entry by Leasehold Mortgagee upon any Demised Properties shall be in strict compliance with the terms of the Credit Agreement, the Guarantee and Collateral Agreement, any Leasehold Mortgages, and such Lease, as applicable; (ii) Leasehold Mortgagee shall repair promptly, or cause to be repaired promptly, any damage to the Demised Properties caused by any such removal of the Personal Property (or any inspection thereof undertaken by Leasehold Mortgagee) and shall leave the applicable Demised Properties in broom clean condition; (iii) any Personal Property remaining at the Demised Properties after the expiration of the Request Entry Period shall be deemed abandoned by Leasehold Mortgagee (and all Secured Parties) and shall become the sole property of Landlord, free and clear of any security interest or other interest of Leasehold Mortgagee or any Secured Party; and (iv) Leasehold Mortgagee shall pay to Landlord prior to any entry upon such Demised Properties all Rent that would have been applicable under the applicable Lease during such period if such Lease were still in effect, including all Base Rent under such Lease and an amount of Additional Rent under such Lease reasonably determined by Landlord to be applicable to the Request Entry Period. If Leasehold Mortgagee timely delivers the Request Entry Notice and prior to the expiration of the Request Entry Period Tenant files, or any creditor or other person shall file against Tenant, any petition in bankruptcy under the Bankruptcy Code of the United States of America and a result of any such filing a Stay is issued, then provided that (x) Leasehold Mortgagee diligently takes all reasonable steps to have the Stay lifted by the applicable court as promptly as practicable, (y) Leasehold Mortgagee has during any portion of the Request Entry Period occurring prior to the Stay taken all reasonable and diligent action to remove the Personal Property from the applicable Demised Properties, and (z) Leasehold Mortgagee pays all Rent that would have been applicable under such Lease during such period if such Lease were still in effect, including all Base Rent under such Lease and an amount of Additional Rent under such Lease that Landlord reasonably determines would have been applicable to such period if such Lease were still in effect, then the Request Entry Period shall be deemed tolled for the period the Stay is in effect (such that Leasehold Mortgagee shall have a total of thirty (30) days to remove the Personal Property from the Demised Properties following delivery of the Request Entry Notice described above, not including any days where the Stay is in effect). If Leasehold Mortgagee fails to deliver any Removal Notice within the Removal Notice Period, then unless Leasehold Mortgagee has elected to enter into a New Lease (whereupon Leasehold Mortgagee shall have no obligation to remove any Personal Property from any Demised Properties pursuant to this Agreement), any Personal Property remaining at such Demised Properties at the expiration of the Removal Notice Period shall be deemed abandoned by Leasehold Mortgagee (and all Secured Parties) and shall, as between Leasehold Mortgagee and Landlord, become the sole property of Landlord, free and clear of any security interest or other interest of Leasehold Mortgagee and any Secured Party.
          (c) Without limiting any other provision of this Agreement, Leasehold Mortgagee acknowledges and agrees that all covenants of Leasehold Mortgagee set forth in this Section shall not be limited due to the fact that a default or event of default may not exist under the Credit Agreement or Guarantee and Collateral Agreement at the time a Request Notice is delivered to Leasehold Mortgagee, or thereafter.
     7. Waiver Notice; Partial Removal of Personal Property. If Leasehold Mortgagee at any time delivers a notice to Landlord waiving the rights of Leasehold Mortgagee to remove the Personal Property from the Demised Properties under any Lease (a “Waiver Notice”), then any Personal Property remaining at such Demised Properties from and after the delivery of the Waiver Notice shall be deemed abandoned by Leasehold Mortgagee (and all Secured Parties) and shall become the sole property of Landlord, as between Leasehold Mortgagee and Landlord, free and clear of any security interest or other interest of Leasehold Mortgagee and any Secured Party. Any Waiver Notice shall be irrevocable. Notwithstanding the foregoing, if Leasehold Mortgagee at any time enters upon any Demised Property under a Lease for the purpose of removing any Personal Property (as described in Sections 5 and 6), Leasehold Mortgagee must remove all Personal Property from all such Demised Properties (unless Landlord agrees, in writing, in its sole discretion, that some of the Personal Property may remain at such Demised Properties), and any failure to do so by Leasehold Mortgagee shall be a breach by Leasehold Mortgagee under this Agreement and the removal of any such remaining Personal Property by Landlord thereafter shall be at Leasehold Mortgagee’s sole cost and expense.

     8. Indemnity to Landlord Parties; Reasonable Cooperation Regarding Title; Delivery of Information Regarding Remedies. Leasehold Mortgagee hereby agrees to release, indemnify, protect, defend and hold harmless all Landlord Parties from and against any and all claims, demands, damages, obligations, losses, liabilities, costs and expenses (including attorneys’, accountants’, consultants’, and expert witness fees and expenses) (collectively, “Liabilities”) directly or indirectly related to or arising out of or in connection with any activities of Leasehold Mortgagee or its agents at or about the Demised Properties or in connection with the exercise of Leasehold Mortgagee’s rights under the Credit Agreement or the Guarantee and Collateral Agreement; provided, however, that the foregoing indemnity will not apply, with respect to a Landlord Party, to any Liabilities to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Landlord Party. Each Landlord Party hereby agrees to release, indemnify, protect, defend and hold harmless the Leasehold Mortgagee from and against any and all Liabilities directly related to or arising out of or in connection with any activities of such Landlord Party or its agents at or about any Demised Property provided such activities have occurred prior to the earlier of (a) the date any New Lease covering such Demised Property is entered into as described above, and (b) the date Leasehold Mortgagee takes title to the Leasehold Estate regarding such Demised Property, through foreclosure or otherwise; provided, however, that the foregoing indemnity will not apply to any Liabilities (y) to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of the Leasehold Mortgagee; or (z) directly or indirectly related to or arising out of or in connection with any activities or omissions of Tenant or any Default or Event of Default by Tenant under any Lease. At any time any Personal Property (including without limitation any Restaurant Equipment) becomes the property of Landlord pursuant to the terms of this Agreement, Leasehold Mortgagee agrees to cooperate reasonably with Landlord in connection with evidencing Leasehold Mortgagee’s release of its interest in said Personal Property, including without limitation by executing any reasonable instruments requested by Landlord evidencing same. Without limiting Landlord’s rights under Section 4, at any time any Personal Property (including without limitation any Restaurant Equipment) becomes the property of Leasehold Mortgagee pursuant to the terms of the Credit Agreement, the Guarantee and Collateral Agreement, and this Agreement, Landlord agrees to cooperate reasonably with Leasehold Mortgagee in connection with evidencing Landlord’s release of its interest in said Personal Property, including without limitation by executing any reasonable instruments requested by Leasehold Mortgagee. If at any time Leasehold Mortgagee commences the process necessary to secure the approvals required for it to exercise its remedies and cause Leasehold Estates under any Lease to be sold, foreclosure or other proceedings in the nature thereof or in lieu thereof, then Leasehold Mortgagee shall deliver (y) written notice thereof to Landlord within ten (10) days after any such commencement, and (z) such reasonable information regarding any such process, foreclosure or other proceedings as Landlord may request in writing from time to time, in each case within ten (10) days after any such written request from Landlord.
     9. Notices. Whenever it is provided herein that notice, demand, request or other communication shall or may be given to either of the parties by the other, it shall be in writing and, any law or statute to the contrary notwithstanding, shall not be effective for any purpose unless same shall be given or served as follows:
          (a) If given or served by Landlord, (i) by hand delivery to Leasehold Mortgagee, (ii) by mailing same to Leasehold Mortgagee by registered or certified mail, postage prepaid, return receipt requested, or (iii) by delivery by overnight courier such as Federal Express, all delivered and addressed to Leasehold Mortgagee at the following address:
Credit Suisse
11 Madison Avenue
New York, New York 10010
Attn: Agency Group
Facsimile: (212) 325-8304
with a copy to:
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Attention: DeWitt A. Sullivan
Telephone: (212) 474-1280
Facsimile: (212) 474-3700
          (b) If given or served by Leasehold Mortgagee, (i) by hand delivery to Landlord, (ii) by mailing same to Landlord by registered or certified mail, postage prepaid, return receipt requested, or (iii) by delivery by overnight courier such as Federal Express, all delivered and addressed to Landlord at the following address:
FIGRYANH LLC
c/o Drawbridge Special Opportunities Fund LP
1345 Avenue of the Americas, 46th Floor
New York, New York 10105
Attn: Constantine M. Dakolias, CCO
          and Glenn P. Cummins, CFO
Telephone: (212) 798-6100
Facsimile: (212) 202-3685

with a copy to:
Fortress Investment Group
5221 N. O’Connor Boulevard, Suite 700
Irving, Texas 75039
Attn: David Pettijohn
Telephone: (972) 532-4340
Facsimile: (972) 532-4343
with a copy to:
Sidley Austin LLP
555 West Fifth Street, Suite 4000
Los Angeles, California 90013-1010
Attn: Edward C. Prokop, Esq.
Telephone: (213) 896-6048
Facsimile: (213) 896-6600
          (c) All notices, demands, requests or other communications hereunder shall be deemed to have been given or served: (i) if hand delivered, on the date received (or the date delivery is refused) by the recipient party; (ii) if delivered by registered or certified mail, three (3) days after the date of posting as marked on the U.S. postage receipt; and (iii) if by Federal Express or similar overnight courier service, on the date of receipt (or the date delivery is refused) by the recipient party.
          (d) Either Landlord or Leasehold Mortgagee may from time to time change its address for receiving notices under this Agreement by providing written notice to the other party in accordance with this Section.
     10. Individual Landlords. Landlord hereby agrees that so long as no Event of Default is existing under a Lease, Landlord shall use commercially reasonable efforts to cause any assignee of any Landlord’s interest under such Lease (including, without limitation, any landlord under any Individual Lease Agreement under such Lease), concurrently with such assignment, to assume Landlord’s obligations under this Agreement regarding any Demised Properties covered by such assignment.
     11. Miscellaneous. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to principles of conflicts of laws. This Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a counterpart hereof by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart. Time is of the essence of every provision of this Agreement, including without limitation Sections 2, 3, 4, 5 and 6.
     12. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of the parties hereto.

     13. No Recordation. The parties hereto agree that neither this Agreement, nor any memorandum or short form hereof, may be recorded against any Demised Property without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion.
     14. Intercreditor Agreements. Leasehold Mortgagee and Fee Mortgagee hereby agree that (a) if Leasehold Mortgagee becomes the owner of the Leasehold Estates regarding the Lease with Hold Landlord (whether pursuant to the exercise of remedies under the Credit Agreement or otherwise), then without limiting any provisions of those certain instruments titled Subordination Agreement, Acknowledgement of Lease, Assignment, Estoppel, Attornment and Non-Disturbance Agreement, dated as of the date hereof, by and among Hold Landlord, Fee Mortgagee and Tenant (collectively with any amendment or other modification thereof, the “SNDAs”), (i) Leasehold Mortgagee shall be deemed a successor to Tenant’s interest under the SNDAs, (ii) Leasehold Mortgagee shall thereafter be bound under the SNDAs (as successor to Tenant) subject to the terms thereof, and (iii) Fee Mortgagee shall continue to be bound under the SNDAs subject to the terms thereof; and (b) if Fee Mortgagee becomes the owner of any of the Demised Properties, whether pursuant to the exercise of remedies under the Loan Agreement, the other “Loan Documents” (as defined in the Loan Agreement), or otherwise, then without limiting any provisions of this Agreement, (i) Fee Mortgagee shall be deemed a successor to Hold Landlord’s interest under this Agreement with respect to such Demised Properties, (ii) Fee Mortgagee shall thereafter be bound under this Agreement (as successor to Landlord) subject to the terms hereof, and (iii) Leasehold Mortgagee shall continue to be bound under this Agreement subject to the terms thereof.
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     IN WITNESS WHEREOF, Landlord, Leasehold Mortgagee and Fee Mortgagee have executed this Agreement as an instrument under seal as of the day and year first set forth above.

LANDLORD:

FIGRYANH LLC,
a Delaware limited liability company, individually
and on behalf of FIGRYANH-1 LLC, FIGRYANH-2 LLC, FIGRYANH-3 LLC, FIGRYANH-4 LLC,
FIGRYANH-5 LLC, FIGRYANH-6 LLC,
FIGRYANH-7 LLC, FIGRYANH-8 LLC,
FIGRYANH-9 LLC, FIGRYANH-10 LLC,
FIGRYANH-11 LLC, FIGRYANH-12 LLC,
FIGRYANH-13 LLC, FIGRYANH-14 LLC,
FIGRYANH-15 LLC, and FIGRYANH-16 LLC, each
a Delaware limited liability company, as its sole member

By:	/s/ Constantine M. Dakolias
Constantine M. Dakolias, Vice President

FIGRYANF LLC, a Delaware limited liability company
By:	/s/ Constantine M. Dakolias
Constantine M. Dakolias, Vice President

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LEASEHOLD MORTGAGEE: CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent for the Secured Parties
By:	/s/ Robert Hetu
Name:	Robert Hetu
Title:	Managing Director

By:	/s/ Denise L. Alvarez
Name:	Denise L. Alvarez
Title:	Associate

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WITHOUT LIMITING SECTION 12 OF THIS AGREEMENT, THE UNDERSIGNED HEREBY AGREES THAT IT AND ITS ASSIGNEES AND DESIGNEES SHALL BE BOUND BY THE TERMS OF THIS AGREEMENT UPON TAKING TITLE TO ANY OF THE DEMISED PROPERTIES, INCLUDING WITHOUT LIMITATION AS A RESULT OF THE EXERCISE OF APPLICABLE REMEDIES UNDER THE LOAN AGREEMENT AND ANY OTHER “LOAN DOCUMENTS” (AS DEFINED IN THE LOAN AGREEMENT).

FEE MORTGAGEE: GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation
By:	/s/ John K. Beacham
Name:	John K. Beacham
Title:	Vice President

By:	/s/ James M. Fitzpatrick
Name:	James M. Fitzpatrick
Title:	Vice President

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ACKNOWLEDGED AND AGREED: TENANT: FIRE MOUNTAIN RESTAURANTS, LLC, a Delaware limited liability company
By:	Ryan’s Restaurant Group, Inc., a South Carolina corporation its sole member

By:	/s/ Damon Fraser
	Name:	Damon Fraser
	Title:	VP & Asst. Secretary

RYAN’S RESTAURANT GROUP, INC., a South Carolina corporation
By:	/s/ Damon Fraser
	Name:	Damon Fraser
	Title:	VP & Asst. Secretary

HOMETOWN BUFFET, INC., a Minnesota corporation
By:	/s/ Damon Fraser
	Name:	Damon Fraser
	Title:	VP & Asst. Secretary

OCB RESTAURANT COMPANY, LLC, a Minnesota limited liability company
By:	/s/ Damon Fraser
	Name:	Damon Fraser
	Title:	VP & Asst. Secretary

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